UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2005
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056

(Address of principal executive offices)

(713) 599-0800
Registrant's telephone number, including area code

ITEM 5.02. APPOINTMENT OF DIRECTORS OR PRINCIPAL OFFICERS

Effective April 1, 2005, the Board of Directors of House of Brussels Chocolates Inc. (the “Company”) appointed Guy Debbas as the Company’s Chief Operating Officer. Mr. Debbas founded DeBas Chocolates, Inc. (“DeBas”) in 1985 and has served as its president since that time. Mr. Debbas studied the art of chocolates in Switzerland and built DeBas into a premier gourmet chocolate company. Mr. Debbas joined the Company in August 2004 as Vice President of Product Development under a five-year employment agreement.

Pursuant to our previous Form 8-K filing on August 3, 2004, we acquired all of the outstanding shares of common stock of DeBas Chocolates, Inc. from Guy Debbas for a purchase price of $1,130,000 payable $200,000 cash and 324,042 shares of our restricted common stock, valued at $930,000, less certain amounts which were escrowed by the Company as an offset to repay certain liabilities of DeBas. The terms and conditions of the Stock Purchase Agreement were the result of arm's length negotiations between the parties.

There are no family relationships among directors, executive officers and/or Mr. Debbas. A copy of the press release related to this appointment is attached hereto as Exhibit 99.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated April 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: April 7, 2005
	By:	/s/ Grant Petersen
/s/ Grant Petersen
Chief Executive Officer and President